# *** Exercise Your *Right* to Vote ***

## **IMPORTANT NOTICE** Regarding the Availability of Proxy Materials

APPLIED SIGNAL TECHNOLOGY, INC.

### Meeting Information

**Meeting Type:** Annual Meeting
**For holders as of:** January 19, 2010
**Date:** March 17, 2010 **Time:** 4:00 PM PST
**Location:** The Sheraton Hotel
1100 N. Mathilda Avenue
Sunnyvale, CA 94086
**Meeting Directions:** Please contact Alice Delgado at (408) 749-1888

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

**See the reverse side of this notice to obtain proxy materials and voting instructions.**

# — Before You Vote —

## How to Access the Proxy Materials

**Proxy Materials Available to VIEW or RECEIVE:**

1. Notice & Proxy Statement 2. Annual Report

**How to View Online:**

Have the 12-Digit Control Number available (located on the following page) and visit: *www.proxyvote.com.*

**How to Request and Receive a PAPER or E-MAIL Copy:**

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

| | |
|---|---|
| 1) *BY INTERNET*: | www.proxyvote.com |
| 2) *BY TELEPHONE*: | 1-800-579-1639 |
| 3) *BY E-MAIL**: | sendmaterial@proxyvote.com |

* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before March 03, 2010 to facilitate timely delivery.

# — How To Vote —

## Please Choose One of The Following Voting Methods

**Vote In Person:** Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

**Vote By Internet:** To vote now by Internet, go to *www.proxyvote.com.* Have the 12 Digit Control Number available and follow the instructions.

**Vote By Mail:** You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

## Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors
   Nominees

01 Milton E. Cooper    02 Dr. John R. Treichler    03 Marie S. Minton

The Board of Directors recommends you vote FOR the following proposal(s):

2 The approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 35,000,000.

3 The ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending October 31, 2010.

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED FEBRUARY 5, 2010 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.